UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other events.

On May 15, 2007, the Company announced that its Board of Directors had received a letter from Vector Capital Corporation expressing interest in acquiring Inter-Tel at an all-cash price of $26.50 per share, subject to confirmatory due diligence, financing and other conditions. Vector Capital previously submitted a letter containing substantially the same terms and conditions on May 9, 2007 and withdrew that letter on May 10, 2007. Inter-Tel’s Special Committee (after considering the advice of its legal and financial advisors) reconfirmed its prior determination that the proposal set forth in Vector Capital’s letters is reasonably likely to lead to a “superior proposal” under the Agreement and Plan of Merger dated as of April 26, 2007 among Inter-Tel, Mitel Networks Corporation and Arsenal Acquisition Corporation, which calls for the acquisition of 100% of the capital stock of Inter-Tel by Mitel for $25.60 per share in cash. Inter-Tel has notified Mitel of the Special Committee’s determination and that it intends to engage in discussions with Vector Capital and provide Vector Capital access to information regarding Inter-Tel for confirmatory due diligence.

There can be no assurance that these discussions and the due diligence process will lead to a transaction involving the Company and Vector Capital.

The press release issued by the Company with respect to these matters is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated May 15, 2007

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED

Date: May 15, 2007	By:	/s/ Kurt R. Kneip
	Name:	Kurt R. Kneip
	Title:	Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 15, 2007

4